UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LATTICE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2019

EXPLANATORY NOTE

The following information corrects the definitive proxy statement of Lattice Semiconductor Corporation (the “Company”) originally filed with the Securities and Exchange Commission on March 22, 2019, in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2019 Annual Meeting of Stockholders or any adjournment(s) thereof (the “Proxy Statement”).

The Proxy Statement section titled “CEO Pay Ratio” did not reflect the correct numerical pay ratio calculation and inadvertently omitted employer 401(k) contributions made on behalf of Mr. James R. Anderson, our Chief Executive Officer (our “CEO”), when stating our CEO’s annualized annual total compensation. Accordingly, for fiscal 2018, our last completed fiscal year:

o	The median of the annual total compensation of all employees of our company (other than our CEO), was $74,420.

o	The annualized annual total compensation of our CEO was $10,655,771.

For 2018, based on this information, the annual total compensation of our CEO, including a one-time sign on bonus and other inducement awards issued to Mr. Anderson in connection with our executive transition, was 143.2 times that of the median of the annual total compensation of all employees. In future years, we expect the ratio to substantially decrease toward our peer group median. The CEO’s total compensation for fiscal 2018 adjusted to exclude what we consider one-time items was $3,970,557. Under this methodology, the ratio of our CEO’s adjusted annual total compensation was 53.4 times that of the median of the annual total compensation of all employees.

No other changes have been made to the Proxy Statement, and this supplement has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. Capitalized terms used in this supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE LATTICE SEMICONDUCTOR CORPORATION STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2019.

This supplement to the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 are available at www.envisionreports.com/LSCC.

1